UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2011

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 526-5533

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 10, 2011, Allan Bridgford Jr. was elected as a member of the Board of Directors of Bridgford Foods Corporation (the “Company) to fill the vacancy created by the retirement of Senior Chairman Allan Bridgford from the Board of Directors.  Mr. Bridgford has reached the maximum allowed service age stipulated in the Company bylaws, and will continue to work at the Company at 60% of a full time schedule.

Also effective October 10, 2011, John Simmons, President of Bridgford Foods Corporation, was elected as a member of the Board of Directors to fill the vacancy created by the retirement of Director Robert Schulze.  Mr. Schulze also reached the maximum allowed service age.  John will continue to serve as the President of Bridgford Foods Corporation on a full time basis.

The Registrant issued a press release that announced these events on October 14, 2011. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 14, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

October 14, 2011	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 14, 2011.